As filed with the U.S. Securities and Exchange Commission on December 5, 2016

Registration Statement No. 333-214048

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Accelerated Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-2380751
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

36 Church Lane
Westport, Connecticut 06880
(203) 520-3840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Fonstein, PhD.
Chief Executive Officer
36 Church Lane
Westport, Connecticut 06880
(203) 520-3840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Louis Taubman, Esq. Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, New York 10018 Phone: (212) 732-7184 Fax: (212) 202-6380

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Shares of common stock, par value $0.00001 per share(1)(2)	—	—	$19,550,000	$2,265.85
Shares of common stock underlying representatives’ warrants(1)(2)	—	—	$1,075,250	$124.62
Shares of common stock underlying outstanding convertible promissory notes(1)(2)(3)	1,716,026	$10.00	$17,160,260	$1,988.87
Total	—	—	$37,785,510	$4,379.34

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Includes shares of our common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Represents shares of common stock issuable to selling stockholders upon the conversion of convertible promissory notes, including interest payable thereon through September 30, 2016, issued by the registrant in a private placement offering.
(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants issued to the representative of the underwriters are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrant is $1,075,250 (which is equal to 110% of $977,500 (5% of $19,550,000)).
(5)	Previously paid $4,254.72.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement is being filed to update the Calculation of Registration Fee Table to include the registration of the shares of common stock underlying the representatives’ warrants and to attach a revised Exhibit 5.1. Aside from these changes, there are no other changes to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$4,245.54
FINRA filing fee	$4,250
The NASDAQ Capital Market initial listing fee	$50,000
Transfer agent and registrar fees	$1,500
Accounting fees and expenses	$40,000
Legal fees and expenses	$300,000
Printing and engraving expenses	$30,000
Miscellaneous	$25,000
Total	$454,995.54

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide that, to the fullest extent permitted by law, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of ours or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against us initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of our certificate of incorporation shall not adversely affect any right or protection of a director or officer of ours with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Our bylaws provide we shall, to the fullest extent permitted under the laws of the State of Delaware, as amended and supplemented from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such party is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such party or on such party’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, we shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by us and approved by a majority of our Board of Directors that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such person’s duty to us or our stockholders.

We shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by our Board of Directors.

The indemnification rights provided in our bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

We may, to the extent authorized from time to time by our Board of Directors, grant indemnification rights to other employees or agents of ours or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth in our bylaws.

Our obligation to provide indemnification under our bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

To assure indemnification under our bylaws of all directors, officers, employees or agents who are determined by us or otherwise to be or to have been “fiduciaries” of any employee benefit plan of ours that may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of our bylaws, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of ours that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; we shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to us also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Our bylaws shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

December 29, 2014 Secured Convertible Notes

On December 29, 2014, we issued secured convertible notes (which, as amended, we refer to as the December 2014 Notes) for $750,000 in exchange for an aggregate net cash proceeds of $624,650, net of financing costs. The December 2014 Notes have a stated interest rate of 8% per annum payable monthly beginning February 1, 2015, are due on November 30, 2016 and are convertible into shares of our common stock at the option of the holder at a conversion price of $2.45 subject to certain anti-dilution provisions, and are mandatorily convertible upon closing of a financing (which can encompass one or more closings) where we receive not less than $5,000,000 in gross proceeds from the sale of common stock on or before November 30, 2016. The December 2014 Notes are secured by a general lien on all of the Company’s assets and contain customary negative covenants. We have agreed in principle with the noteholders to extend the notes to December 31, 2016, to extend the date on which a financing may occur to cause a mandatory conversion of the notes to December 31, 2016 and to extend their warrants for 2 years from the original expiration date, subject to receiving signed agreements from the noteholders (we refer to these agreements collectively as the Extension Agreement). In connection with the issuance of the December 2014 Notes, we issued the holders of such notes warrants to purchase an aggregate of 255,203 shares of our common stock. The warrants, as amended, have an exercise price of $2.94 per share and are exercisable for a period of five years (such term to be increased by two years upon receipt of signature pages on the Extension Agreement). These warrants contain a cashless exercise and certain anti-dilution provisions.

May 8, 2015 Senior Secured Convertible Notes

On May 8, 2015, we issued secured convertible notes (which, as amended, we refer to as the May 2015 Notes) for $2,100,000 in exchange for an aggregate net cash proceeds of $1,797,058, net of financing costs. The May 2015 Notes have a stated interest rate of 7% per annum payable monthly beginning June 1, 2015, are due on November 30, 2016 and are convertible into shares of our common stock at the option of the holder at a conversion price of $2.81 subject to certain anti-dilution provisions and are mandatorily convertible upon closing of a financing (which can encompass one or more closings) where we receive not less than $5,000,000 in gross proceeds from the sale of common stock on or before November 30, 2016. The May 2015 Notes are secured by a general lien on all of the Company’s assets and contain customary negative covenants. We have agreed in principle with the noteholders to enter into the Extension Agreement, subject to receiving signed agreements from the noteholders. In connection with the issuance of the May 2015 Notes, we issued the holders of such notes warrants to purchase an aggregate of 311,444 shares of our common stock. The warrants, as amended, have an exercise price of $3.37 per share and are exercisable for a period of three years (such term to be increased by two years upon receipt of signature pages on the Extension Agreement). These warrants contain a cashless exercise and certain anti-dilution provisions.

November 6, 2015 Senior Secured Convertible Notes

On November 6, 2015, we issued secured convertible notes (which, as amended, we refer to as the November 2015 Notes) for $500,000 in exchange for an aggregate net cash proceeds of $440,000, net of financing costs. The November 2015 Notes have a stated interest rate of 7% per annum payable monthly, are due on November 30, 2016 and are convertible into shares of our common stock at the option of the holder at a conversion price of $2.81 subject to certain anti-dilution provisions and are mandatorily convertible upon closing of a financing (which can encompass one or more closings) where we receive not less than $5,000,000 gross proceeds from the sale of common stock on or before November 30, 2016. The November 2015 Notes are secured by a general lien on all of the Company’s assets and contain customary negative covenants. We have agreed in principle with the noteholders to enter into the Extension Agreement, subject to receiving signed agreements from the noteholders. In connection with the issuance of the November 2015 Notes, we issued the holders of such notes warrants to purchase an aggregate of 74,152 shares of our common stock. The warrants, as amended, have an exercise price of $3.37 per share and are exercisable for a period of three years (such term to be increased by two years upon receipt of signature pages on the Extension Agreement). These warrants contain a cashless exercise and certain anti-dilution provisions.

2016 Senior Secured Convertible Notes

From April through October 2, 2016, we issued secured convertible notes (which, as amended, we refer to as the 2016 Notes) in the aggregate principal amount of $1,386,000. The 2016 Notes have a stated interest rate of 7% per annum payable monthly, are due at various times in 2019 and are convertible into shares of our common stock at the option of the holder at a conversion price equal to the lower of $3.96 and seventy-five percent (75%) of the initial public offering price, subject to certain anti-dilution provisions and are mandatorily convertible upon closing of a financing (which can encompass one or more closings) where we receive not less than $5,000,000 gross proceeds from the sale of common stock on or before November 30, 2016. The 2016 Notes are secured by a general lien on all of the Company’s assets and contain customary negative covenants. We have agreed in principle with the noteholders to enter into the Extension Agreement, subject to receiving signed agreements from the noteholders. In connection with the issuance of the 2016 Notes, we issued the holders of such notes warrants to purchase an aggregate of 148,025 shares of our common stock. The warrants, as amended, have an exercise price of $4.75 per share and are exercisable for a period of three years (such term to be increased by two years upon receipt of signature pages on the Extension Agreement). These warrants contain a cashless exercise and certain anti-dilution provisions

All of the convertible notes described above will be converted into shares of our common stock on the consummation of this offering. All of the convertible notes described above were offered pursuant to an exemption from registration under the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereunder and Rule 506(b) promulgated thereunder. Palladium Capital Advisors acted as our placement agent for our convertible note offerings, and in connection therewith we issued Palladium warrants to purchase an aggregate of 145,856 shares of our common stock with a weighted average exercise price of $3.49. The warrants issued to Palladium are identical to the warrants issued to the investors in our convertible note offerings and expire five years after issuance.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1	Form of Underwriting Agreement (ˆ)
3.1	Second Amended and Restated Certificate of Incorporation of the Company (ˆ)
3.2	Amended and Restated Bylaws of the Company (ˆ)
3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock(ˆ)
4.1	Form of December 2014 Warrant(ˆ)
4.2	Form of May 2015 Warrant(ˆ)
4.3	Form of November 2015 Warrant(ˆ)
4.4	Form of Warrant issued to Tallikut Pharmaceuticals, Inc.(ˆ)
4.5	Form of 2016 Warrant(ˆ)
5.1	Opinion of Ellenoff Grossman & Schole LLP(*)
10.1	Form of Securities Purchase Agreement for 2014 Convertible Promissory Note(ˆ)
10.2	Form of Securities Purchase Agreement for May 2015 Convertible Promissory Note(ˆ)
10.3	Form of Securities Purchase Agreement for November 2015 Convertible Promissory Note(ˆ)
10.4	Form of December 2014 Convertible Promissory Note(ˆ)
10.5	Form of May 2015 Convertible Promissory Note(ˆ)
10.6	Form of November 2015 Convertible Promissory Note(ˆ)
10.7	Assignment Agreement, dated March 15, 2016, by and between Accelerated Pharma, Inc. and Tallikut Pharmaceuticals, Inc.(ˆ)
10.8	Assignment of License Agreement, dated March 15, 2016, by and between Accelerated Pharma, Inc. and Tallikut Pharmaceuticals, Inc.(ˆ)
10.9	Employment Agreement, dated June 10, 2016, by and between Accelerated Pharma, Inc. and Michael Fonstein, PhD. (ˆ)
10.10	Employment Agreement, dated June 10, 2016, by and between Accelerated Pharma, Inc. and Ekaterina Nikolaevskaya. (ˆ)
10.11	Employment Agreement, dated June 10, 2016, by and between Accelerated Pharma, Inc. and Dmitry Prudnikov, MD(ˆ)
10.12	Employment Agreement, dated June 10, 2016, by and between Accelerated Pharma, Inc. and Randy S. Saluck, JD, MBA(ˆ)
10.13	Agreement, dated April 27, 2015, by and between Accelerated Pharma, Inc. and Heraeus Precious Metals GmbH & Co. (ˆ)
10.14	Agreement, dated August 26, 2015, by and between Accelerated Pharma, Inc. and Baxter Oncology GmbH (ˆ)
10.15	Form of Securities Purchase Agreement for 2016 Convertible Promissory Note(ˆ)
10.16	Form of 2016 Convertible Promissory Note(ˆ)
10.17	Form of Amendment, Waiver and Consent relating to Convertible Promissory Notes (ˆ)
10.18	Form of Second Amendment, Waiver and Consent relating to Convertible Promissory Notes (ˆ)
10.19	Form of Third Amendment, Waiver and Consent relating to Convertible Promissory Notes (ˆ)
10.20	Form of Fourth Amendment, Waiver and Consent relating to Convertible Promissory Notes (ˆ)
10.21	Form of Fifth Amendment, Waiver and Consent relating to Convertible Promissory Notes (ˆ)
10.22	Form of Amended and Restated Fifth Amendment, Waiver and Consent relating to Convertible Promissory Notes (ˆ)
10.23	Form of Sixth Amendment, Waiver and Consent relating to Convertible Promissory Notes(ˆ)
10.24	Form of Seventh Amendment, Waiver and Consent relating to Convertible Promissory Notes(ˆ)
21	Subsidiaries of the registrant (ˆ)
23.1	Consent of Marcum LLP(ˆ)
23.2	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
24.1	Power of Attorney(ˆ)

*	Filed herewith.
ˆ	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
5.	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on December 5, 2016.

ACCELERATED PHARMA, INC.

/s/ Michael Fonstein

Name: Michael Fonstein
Title:  Chief Executive Officer
      (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Fonstein, PhD. Michael Fonstein, PhD.	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2016
/s/ Randy S. Saluck, JD, MBA Randy S. Saluck, JD, MBA	Chief Financial Officer, Chief Strategic Officer and Secretary (Principal Financial and Accounting Officer)	December 5, 2016
* Daniel Perez, MD	Chairman of the Board	December 5, 2016
* Douglas G. Watson	Director	December 5, 2016
* Rick Stevens, PhD	Director	December 5, 2016
* Michael Yomtov	Director	December 5, 2016
* Ekaterina Nikolaevskaya, PhD	Chief Operating Officer and Director	December 5, 2016
* Dmitry Prudnikov, MD	Chief Medical Officer and Director	December 5, 2016
* By: /s/ Randy S. Saluck Attorney-in-fact